Consent of Independent Registered Public Accounting Firm

Rio Tinto Alcan 401(k) Savings Plan for Former Employees

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-46865, 333-7328 and 333-08270) of Rio Tinto plc of our report dated November 30, 2015, relating to the financial statements and supplemental schedule of the Rio Tinto Alcan 401(k) Savings Plan for Former Employees which appear in this Form 11-K/A for the year ended December 31, 2011.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

November 30, 2015